UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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TRANS1 INC.

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The following communication was sent to employees of TranS1 Inc. and Baxano, Inc. on March 8, 2013:

TranS1 and Baxano Teams

The merger between TranS1 and Baxano continues to progress in a positive direction.  We have an amazing opportunity working together and a shared vision to be a leader in MIS spine surgery!  I truly hope you see and feel that opportunity like I do!

Today, we plan to file a proxy statement that outlines the elements of TranS1's acquisition of Baxano for shareholder review and subsequent voting.  As part of the proxy the NewCo name also is included as part of the shareholder vote.  This was the step I mentioned to everyone on Monday and Tuesday in our all employee meetings.

In earlier communications, I told you that the new company would receive a new rebranded name.  There are many reasons behind this decision.

The name TranS1 references the "trans - S1" presacral technique of AxiaLIF.  It was developed when the organization was a one-product company in its infancy with no firm plans for expansion beyond this technology.  We are actually overdue for a TranS1 rebranding, since we outgrew the name the day we launched VEO and began to address the levels of the spine above L4.  With an MIS pedicle screw system in development and a TLIF project close to inception, it is clear we need a name that better describes what we do.

The name Baxano also has meaning:  the "Bax" portion of the name is obviously a reference to the spine and the "(s)ano" portion of the name comes from the latin word for "health". While the Baxano brand holds open the possibilities for additional product offerings, it does not currently possess a broad portfolio.

In our search for a new name, we employed a number of expert branding consultants and looked at many possibilities. They were certainly willing to help with new name generation but in the process they all told us the same thing - even if a meaningful name can be trademarked in our crowded space, the effort to establish a new brand from scratch is difficult.

The solution was clear. We have elected to preserve the positive Baxano brand equity and capability for expansion while at the same time renaming it slightly to reference the broad portfolio that TranS1 brings to the mix.

The official name of the new organization will be Baxano Surgical, Inc.  We expect it to become effective at the time we close the transaction in early April sometime.  Our new ticker symbol will be BAXS (like "backs"!).

With this name change we will create a new logo, color scheme and "rebrand" in every way possible.  This will take some time, particularly with product packaging and labeling, but by year end we intend for the transition to be completed.  We will announce this new name publicly at the time that the merger closes.

For TranS1 employees, there is certainly a transition that will not easily pass with a name change.  But I believe that the reasons you are here lay not in our name, but in our purpose.  We have created for ourselves a tremendous opportunity now to execute on what compelled you in the first place - providing solutions for patients that improve their lives.

For Baxano employees, you have created an important brand equity that will now be expanded more broadly in the spine as well as the business community as we aim to realize the vision of a pure play MIS company starting with four key products; iO-Flex, iO-Tome, AxiaLIF and VEO.

For all employees of Baxano Surgical, your passion for what we do has been a very important part of who we are, of our success in the past, and of how we have faced adversity.  With this in mind, I am confident that you will support this decision with 100% of your efforts, and we will together write a new chapter in our history - a fresh beginning with all of our eyes forward, aligned, and optimistic about what we can achieve together.

Very Best Regards,

Ken Reali

President and CEO

Baxano Surgical, Inc.

Cautionary Statement

The merger discussed above involves the sale of securities in a private transaction that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions under that act. Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

Statements in this communication regarding the proposed merger between TranS1 and Baxano and any other statements about the Company’s management team’s future expectations, beliefs, goals, plans or prospects constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations.  Factors that could cause our results to differ materially from those described include, but are not limited to, the ability to consummate the transaction, the ability to successfully integrate our operations and employees, the ability to realize anticipated synergies and cost savings, the ability to develop and maintain the necessary sales, marketing, distribution and manufacturing capabilities to commercialize our products, the pace of adoption of our product technology by spine surgeons, the outcome of coverage and reimbursement decisions by the government and third party payors, the success of our continuing product development efforts, the effect on our business of existing and new regulatory requirements, uncertainty surrounding the outcome of the matters relating to the subpoena issued to the Company by the Department of Health and Human Services, Office of Inspector General, stockholder class action lawsuits, and other economic and competitive factors, and the other factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports.  You are cautioned not to place undue reliance on these forward looking statements, which are based on TranS1's expectations as of the date of this letter and speak only as of the date of this letter.  We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger. The Company will file a proxy statement and other documents regarding the merger described in this letter with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and securityholders will be able to obtain the proxy statement and other relevant documents free of charge at the SEC’s website, http://www.sec.gov, and the Company’s stockholders will receive information at an appropriate time on how to obtain the proxy statement and other transaction-related documents for free from the Company. Such documents are not currently available.

The Company and its directors, executive officers, certain members of management, and employees may have interests in the merger or be deemed to be participants in the solicitation of proxies of the Company’s stockholders to approve the issuance of the Company’s stock in connection with the merger. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders filed with the SEC on April 30, 2012. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the merger when it becomes available.